UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2016 (October 6, 2016)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11 West 42nd Street New York, New York		10036
(Address of principal executive offices)		(Zip Code)

(212) 461-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Purchase Agreement

On October 6, 2016, CIT Group Inc. (“CIT”) and C.I.T. Leasing Corporation, a Delaware corporation and wholly owned subsidiary of CIT (“CIT Leasing”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and among CIT, CIT Leasing, Park Aerospace Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and wholly-owned subsidiary of Avolon (“Purchaser”), Avolon Holdings Limited, an exempted company with limited liability under the laws of the Cayman Islands and wholly-owned subsidiary of Bohai (“Avolon”) and Bohai Financial Investment Holding Co., Ltd., a limited company under the laws of the People’s Republic of China (“Bohai”).

The Purchase Agreement provides that Purchaser will acquire the commercial aircraft leasing business (the “Business”) of CIT (the “Transaction”) through (a) the acquisition by 1995370 Alberta Inc., a wholly owned subsidiary of Purchaser (“Canadian Purchaser”), of the issued and outstanding shares of CIT Holdings Canada ULC, a wholly-owned subsidiary of CIT, which owns the Canadian portion of the Business (the “Canadian Sale”) and (b) Purchaser’s acquisition of all of the capital stock or other equity interests of C2 Aviation Capital, Inc. (“C2 Aviation Capital”), a wholly owned subsidiary of CIT Leasing (the “C2 Share Sale”), which following certain internal restructuring transactions, will own the remainder of the Business.

The aggregate purchase price payable by Purchaser and its subsidiaries to CIT and its subsidiaries for the Transaction (the “Purchase Price”) is an amount in cash equal to (a) the adjusted net asset amount of the Business (the “Net Asset Value”) as of the closing of the Transaction (the “Closing”) plus (b) a premium of $627 million. As of June 30, 2016, the Net Asset Value was approximately $9.4 billion, which would have resulted in an aggregate purchase price of approximately $10.0 billion. The Net Asset Value is subject to fluctuation in the ordinary course of business between June 30, 2016 and closing and there can be no assurances as to whether the Net Asset Value at closing will be higher, lower or the same as the Net Asset Value as of June 30, 2016. As of the signing date, $3.5 billion of the Purchase Price relates to the Canadian Sale and is payable under the Canadian Local Transfer Agreement (which is described below). The amount related to the Canadian Sale may be amended prior to closing to reflect changes between the signing date and closing, but this will not affect the Purchase Price.

The Transaction is subject to certain closing conditions, including (1) the expiration or early termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the receipt of required clearances or approvals from antitrust regulators in specified foreign jurisdictions, the applicable regulatory authorities in the People’s Republic of China (including the Ministry of Commerce, the National Development and Reform Commission, the State Administration of Foreign Exchange and the Shenzhen Stock Exchange), and the Committee on Foreign Investment in the United States (“CFIUS”); (3) no Order or Law (as such terms are defined in the Purchase Agreement) having been enacted, entered, promulgated, enforced or issued by any Governmental Authority (as defined in the Purchase Agreement) being in effect restraining, enjoining or otherwise prohibiting the Transaction; and (4) the approval of the Transaction by Bohai’s shareholders by the affirmative vote of two thirds of the common shares of Bohai present and voting at the meeting. Each party's obligation to consummate the Transaction is also subject to (x) the accuracy of the other party's (and its subsidiaries’) representations and warranties contained in the Purchase Agreement and the Canadian Local Transfer Agreement (generally subject to a Material Adverse Effect standard, other than with respect to specified fundamental representations) and (y) the other party's (and its subsidiaries’) performance in all material respects of its covenants and agreements contained in the Purchase Agreement and Canadian Local Transfer Agreement.

The Purchase Agreement contains certain customary representations, warranties and covenants by each party, including, among others, covenants with respect to the conduct by CIT Leasing and C2 Aviation Capital and their subsidiaries during the interim period between the execution of the Purchase Agreement and the Closing. As noted above, the Purchase Agreement provides that CIT Leasing will complete in all material respects certain internal restructuring transactions, including the transfer of assets and incurrence of intercompany debt, with certain steps to be completed on or prior to January 20, 2017. In connection with obtaining the approval of Bohai’s shareholders, CIT Leasing will also be required to use reasonable best efforts to provide Purchaser with interim audited financial statements for C2 Aviation Capital on or prior to January 20, 2017 but in any event no later than January 25, 2017.

Purchaser has obtained committed debt financing for the transaction which is subject to customary conditions precedent and has agreed to use reasonable best efforts to consummate the debt financing. The closing of the Transactions may not occur until the expiration of a Marketing Period (as defined in the Purchase Agreement) relating to the debt financing.

The Purchase Agreement also includes certain termination provisions in favor of both CIT Leasing, on the one hand, and Purchaser, on the other hand. A termination of the Purchase Agreement by CIT Leasing under certain specified circumstances, including as a result of failure to obtain the receipt of Chinese regulatory approvals, CFIUS approval, foreign antitrust clearances or Bohai shareholder approval, will entitle CIT Leasing to receive from Purchaser a reverse termination fee equal to either $500 million or $600 million (such amount being increased following the completion of certain of the internal restructuring transactions referenced above), subject to the terms of the Purchase Agreement (the “Reverse Termination Fee”). Each of CIT Leasing and Purchaser also has the right to terminate the Purchase Agreement if the Closing has not occurred on or before June 30, 2017, or if extended pursuant to the Purchase Agreement, September 30, 2017, unless such party’s failure to perform any material covenant or obligation under the Purchase Agreement has been the cause of or resulted in the failure of the Closing to occur by such date. To secure the Reverse Termination Fee, Purchaser deposited $500 million into escrow with JPMorgan Chase Bank NA prior to the execution of the Purchase Agreement pursuant to the Escrow Agreement (as described below), and, within a specified time following irrevocable notice that CIT Leasing has completed or will promptly complete certain restructuring steps, will deposit an additional $100 million into escrow.

Both CIT Leasing and Purchaser have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations.

The Purchase Agreement provides that each of CIT and Avolon will guarantee the full and timely payment and performance of all liabilities of CIT Leasing and Purchaser, respectively, incurred under or arising out of the Purchase Agreement and the Ancillary Agreements (as defined below).

A copy of the Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement and the Ancillary Agreements described below have been made only for the purposes of the Purchase Agreement and the Ancillary Agreements and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and the Ancillary Agreements instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and Ancillary Agreements and information regarding the subject matter thereof may change after the date of the Purchase Agreement and Ancillary Agreements. Accordingly, the Purchase Agreement and Ancillary Agreements are included with this filing only to provide investors with information regarding their terms and not to provide investors with any other factual information regarding CIT, its subsidiaries or its or their respective businesses as of the date of the Purchase Agreement and the Ancillary Agreements or as of any other date.

Item 8.01 Other Events

Ancillary Agreements

In connection with the Purchase Agreement, the parties have also entered into certain ancillary agreements (the “Ancillary Agreements”), including, among others, the following agreements:

•	a share purchase agreement, dated as of October 6, 2016, by and between Canadian Purchaser and CIT Transportation Holdings B.V., a wholly owned subsidiary of CIT (the “Canadian Local Transfer Agreement”) effecting the Canadian Sale provided for in the Purchase Agreement;
•	a voting agreement, by and among CIT Leasing and certain shareholders of Bohai, who as of the date of the voting agreement own 52.35% of the outstanding ordinary shares of Bohai, pursuant to which such shareholders agreed, among other things, to vote the ordinary shares of Bohai that they own in favor of the Purchase Agreement and the Transaction at the Bohai shareholders’ meeting (the “Voting Agreement”);
•	an escrow agreement by and among CIT Leasing, Purchaser and JPMorgan Chase Bank, NA, pursuant to which Purchaser has deposited $500 million, and subject to certain conditions provided in the Purchase Agreement, will deposit an additional $100 million for the benefit of CIT Leasing, for the purposes set forth in the Purchase Agreement (the “Escrow Agreement”);

•	a guarantee by HNA Group Co., Ltd., Bohai’s largest shareholder, in favor of CIT Leasing, pursuant to which HNA Group Co., Ltd. guarantees the payment, observance, performance and discharge of Purchaser’s obligation to pay the Purchase Price less the amounts funded pursuant to the debt financing described above and the Escrow Agreement, and the payment by Purchaser of any damages that may be awarded to CIT Leasing in connection with the collection and enforcement of the guaranty (the “Guarantee”).

A copy of the Canadian Local Transfer Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Voting Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference. A copy of the Escrow Agreement is attached as Exhibit 99.3 hereto and is incorporated herein by reference. A copy of the Guarantee is attached as Exhibit 99.4 hereto and is incorporated herein by reference. The foregoing summary of the Canadian Local Transfer Agreement, Voting Agreement, Escrow Agreement and Guarantee and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the agreements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of October 6, 2016, by and among CIT Group Inc., C.I.T. Leasing Corporation, Park Aerospace Holdings Limited, Bohai Financial Investment Holding Co., Ltd., and Avolon Holdings Limited*
99.1	Share Purchase Agreement dated October 6, 2016, 2016 between CIT Transportation Holdings B.V. and 1995370 Alberta Inc.
99.2	Voting Agreement, dated as of October 6, 2016, by and among HNA Capital Group Co., Ltd., Shenzhen Xing Hang Rong Tou Equity Co. L.P., Tianjin Yanshan Equity Investment Fund Co., Ltd., Tianjin Tong Wan Investment Co. L.P. and C.I.T. Leasing Corporation.
99.3	Deposit Escrow Agreement entered into as of October 6, 2016, by and between Park Aerospace Holdings Limited, C.I.T. Leasing Corporation and JPMorgan Chase Bank, NA
99.4	Guarantee, dated as of October 6, 2016 by HNA Group Co., Ltd., in favor of C.I.T. Leasing Corporation.
*Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CIT hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, (i) Bohai shareholders do not approve the Transaction or that CIT does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the Transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the Transaction does not close or that there are changes in the anticipated timing for closing the Transaction, (iv) there are difficulties, delays or unexpected costs in separating the commercial aircraft leasing business from CIT or in implementing the Transaction, (v) business disruption during the pendency of or following the Transaction, including diversion of management time, (vi) the risk that CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (vii) the risk that CIT is unsuccessful in implementing its strategy and business plan, (viii) the risk that CIT is unable to react to and address key business and regulatory issues, (ix) the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (x) the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ E. Carol Hayles
E. Carol Hayles
Executive Vice President & Chief Financial Officer

Dated: October 12, 2016